Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

Chapter 11

In re:

Allegiance Telecom, Inc., et al.	03-13057 (RDD)
Debtor(s)	Case No.

MONTHLY OPERATING STATEMENT FOR THE PERIOD
FROM DECEMBER 1, 2003 TO DECEMBER 31, 2003

DEBTORS’ ADDRESS:	Allegiance Telecom, Inc.
Attn: Christine Kornegay
9201 North Central Expressway
Dallas, TX 75231

DEBTORS’ ATTORNEY:	Kirkland & Ellis
Attn: Jonathan Henes
Citigroup Center
153 East 53rd Street
New York, NY 10022-4675

($in thousands)

CONSOLIDATED MONTHLY DISBURSEMENTS:	$65,580

CONSOLIDATED MONTHLY OPERATING PROFIT (LOSS):	$(38,165)

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

/s/ G. Clay Myers

January 30, 2004

G. Clay Myers Senior Vice President of Finance and Accounting	Date

ALLEGIANCE TELECOM, INC. AND SUBSIDIARIES
(DEBTORS-IN-POSSESSION)
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2003
(in thousands)

ASSETS
Current Assets:
Cash and cash equivalents	$282,220
Short-term investments	1,958
Restricted short-term investments	365
Accounts receivable, net	107,020
Prepaid expenses and other current assets	22,168
Total current assets	413,731

Property and equipment, net	683,201
Deferred debt issuance costs, net	13,847
Long-term investments, restricted	7,758
Other assets, net	20,715

Total assets	$1,139,252

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$26,031
Accrued liabilities and other current liabilities	85,972
Total current liabilities	112,003

Liabilities Subject to Compromise:
Accounts payable and other claims	190,487
Senior secured credit facilities	477,827
Notes payable and accrued interest	668,675
Total liabilities subject to compromise	1,336,989

Stockholders’ Deficit:
Preferred stock	—
Common stock	1,252
Common stock in treasury, at cost	(45)
Common stock warrants	1,857
Additional paid-in capital	1,806,335
Accumulated deficit	(2,119,139)
Total stockholders’ deficit	(309,740)
Total liabilities and stockholders’ deficit	$1,139,252

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ALLEGIANCE TELECOM, INC. AND SUBSIDIARIES
(DEBTORS-IN-POSSESSION)
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
MONTH ENDED DECEMBER 31, 2003
(in thousands)

Revenues	$62,611

Operating Expenses:
Network	29,187
Selling, general and administrative	27,058
Employee retention and severance compensation	2,549
Depreciation and amortization	18,737
Non-cash deferred compensation	163
Total operating expenses	77,694
Loss from operations	(15,083)

Other Income (Expense):
Interest income	204
Interest expense	(3,080)
Total other income (expense)	(2,876)
Net loss before reorganization items	(17,959)

Reorganization Items:
Professional fees	(2,354)
Other restructuring gains (losses)	(17,852)
Total reorganization items	(20,206)

Net Loss	$(38,165)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ALLEGIANCE TELECOM, INC. AND SUBSIDIARIES
(DEBTORS-IN-POSSESSION)
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
MONTH ENDED DECEMBER 31, 2003
(in thousands)

Cash flows from operating activities:
Net loss	$(38,165)
Adjustments to reconcile net loss to cash provided by operating activities—
Reorganization expenses, net	20,206
Depreciation and amortization	18,737
Provision for uncollectible accounts receivable	2,028
Amortization of deferred debt issuance costs	116
Amortization of deferred compensation	163
Changes in assets and liabilities—
Decrease in accounts receivable	6,391
Decrease in prepaid expenses and other current assets	538
Decrease in other assets	1,266
Decrease in accounts payable	(8,780)
Decrease in accrued liabilities and other current liabilities	(1,500)
Net cash provided by operating activities before reorganization items	1,000

Cash flows from reorganization items:
Reorganization expenses, net	(20,206)
Other restructuring (gains) losses	17,852
Reclassification of debt subject to compromise	394
Increase in post-petition restructuring accruals	174
Decrease in liabilities subject to compromise	(2,794)
Net cash used in operating activities	(3,580)

Cash flows from investing activities:
Purchases of property and equipment	(2,432)
Net cash used in investing activities	(2,432)

Cash flows from financing activities:
Payments on capital lease obligations	(431)
Net cash used in financing activities	(431)

Decrease in cash and cash equivalents	(6,443)
Cash and cash equivalents, beginning of period	288,663
Cash and cash equivalents, end of period	$282,220

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,838

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ALLEGIANCE TELECOM, INC. AND SUBSIDIARIES
(DEBTORS-IN-POSSESSION)
UNAUDITED SCHEDULE OF FEDERAL, STATE AND LOCAL TAXES
COLLECTED, RECEIVED, DUE OR WITHHELD
MONTH ENDED DECEMBER 31, 2003
(in thousands)

Payroll Taxes:
Gross wages and salaries paid or incurred	$16,300

Payroll taxes withheld	$3,691
Employer Payroll tax contributions incurred	928
Total payroll taxes	$4,619

Amount of payroll tax remitted to taxing agency	$4,619

Date(s) remitted to taxing agency	various dates during December 2003

Sales Taxes:
Gross taxable sales	$25,374
Sales taxes collected	1,150

Amount of sales tax remitted to taxing agency	1,150

Date(s) remitted to taxing agency	various dates during January 2004

Property taxes paid	$494

Other taxes paid	$2,130

The information reported above is presented on a cash basis, and therefore may not be comparable to similarly titled measures derived pursuant to generally accepted accounting principles.

ALLEGIANCE TELECOM, INC. AND SUBSIDIARIES
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED MONTHLY OPERATING REPORT
FOR THE MONTH ENDED DECEMBER 31, 2003
(dollars in thousands)

1.  General:

Allegiance Telecom, Inc. is a facilities-based national local exchange carrier that provides integrated telecommunications services to business, government and other institutional users in major metropolitan areas across the United States of America and it is focused primarily on small to medium-sized businesses. Allegiance Telecom, Inc. was incorporated on April 22, 1997, as a Delaware corporation, and it and its subsidiaries are generally referred to herein as the “Company.”

The Company offers services in 36 of the largest metropolitan areas in the United States of America as follows: Atlanta, Austin, Baltimore, Boston, Chicago, Cleveland, Dallas, Denver, Detroit, Fort Lauderdale, Fort Worth, Houston, Long Island, Los Angeles, Miami, Minneapolis/St. Paul, New York City, Northern New Jersey, Oakland, Ontario/Riverside, Orange County, Philadelphia, Phoenix, Pittsburgh, Portland, Sacramento, St. Louis, San Antonio, San Diego, San Francisco, San Jose, Seattle, Tampa, Washington, D.C., West Palm Beach/Boca Raton and White Plains.

Voluntary Bankruptcy Filing.  On May 14, 2003 (the “Commencement Date”), Allegiance Telecom, Inc. and all of its direct and indirect wholly owned subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) in order to facilitate the restructuring of the Company’s debt, trade liabilities and other obligations. The Company is currently operating as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and applicable court orders. In general, as debtors-in-possession, the Company is authorized under Chapter 11 to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without the prior approval of the Bankruptcy Court.

Under Section 362 of the Bankruptcy Code, the filing of a bankruptcy petition automatically stays most actions against the Company, including most actions to collect pre-petition indebtedness or to exercise control of the property of the Company’s estate. Absent an order of the Bankruptcy Court, substantially all pre-petition liabilities will be addressed under a plan of reorganization. The Bankruptcy Court established November 26, 2003 as the bar date for filing proofs of claims. The aggregate amount of pre-petition claims is not known with specificity at this time since the claims are still being processed and all of the contract rejection claims have not yet been filed.

Under Section 365 of the Bankruptcy Code, the Company may assume or reject certain pre-petition executory contracts and unexpired leases, including leases of real property, subject to the approval of the Bankruptcy Court and certain other conditions. In general, rejection of an unexpired lease or executory contract is treated as a pre-petition breach of the lease or contract generally resulting in any breach damages being treated as pre-petition liabilities. Counterparties to these rejected contracts or unexpired leases may file proofs of claim against the Company’s estate for damages, if any, relating to such rejections. The Company cannot presently determine with certainty the ultimate aggregate liability which will result from the filing of claims relating to such contracts and unexpired leases that have been or may be rejected.

The United States Trustee for the Southern District of New York has appointed an official committee of unsecured creditors (the “Creditors’ Committee”). The Creditors’ Committee and its legal representatives have a right to be heard on all matters that come before the Bankruptcy

Court. The rights and claims of various creditors and security holders will be determined by a plan of reorganization that is confirmed by the Bankruptcy Court. Under the priority rules established by the Bankruptcy Code, certain post-petition liabilities and certain pre-petition liabilities (e.g., senior secured debt) are given priority over unsecured pre-petition indebtedness and need to be satisfied before unsecured creditors or stockholders are entitled to any distribution. Any Chapter 11 plan filed by the Company may provide that unsecured creditors of subsidiaries of Allegiance Telecom, Inc. will need to be satisfied before any distribution to the unsecured creditors or stockholders of Allegiance Telecom, Inc. As a result, a plan of reorganization could result in holders of the Company’s Series B 11 3/4% notes due 2008 and 12 7/8% senior notes due 2008 receiving little or no value as part of the plan of reorganization. Based on the Company’s current discussions with certain creditors regarding a plan of reorganization, the common stock of Allegiance Telecom, Inc. will probably receive no value as part of the reorganization.

In order to exit Chapter 11 successfully, the Company will need to propose and obtain confirmation by the Bankruptcy Court of a plan of reorganization that satisfies the requirements of the Bankruptcy Code. As provided by the Bankruptcy Code, the Company initially had the exclusive right to file a plan of reorganization for 120 days from the Commencement Date, which expired September 11, 2003. Under various orders, the exclusivity period has been extended to March 15, 2004.  There can be no assurance that the Bankruptcy Court will extend the exclusivity period beyond that date or that the Company will file a plan of reorganization by that date. If the Company fails to file a plan of reorganization during this period (or any extended period approved by the Bankruptcy Court) or if such plan is not accepted by the required number of creditors within the applicable time period, any party in interest may subsequently file its own plan of reorganization.

The Company has had discussions with various third parties who are interested in purchasing some or all of the Company through the bankruptcy process, either through a 363 sale (a sale pursuant to Section 363 of Chapter 11 of the Bankruptcy Code) or in connection with a plan of reorganization.  On December 18, 2003, the Company signed an Asset Purchase Agreement (the “APA”) with Quest Communications International Inc. to purchase substantially all of the assets of the Company, except for the Company’s customer premises equipment sales and maintenance business, and certain other assets.

On December 18, 2003 the Company filed its Motion For Orders Pursuant To Sections 105(a), 363, 365 And 1146(c) Of The Bankruptcy Code: (A)(i) Fixing The Time, Date And Place For The Bidding Procedures Hearing And (ii) Approving The No-Shop Provisions Set Forth In The Asset Purchase Agreement With Qwest Communications International Inc.; (B)(i) Establishing Bidding Procedures And Bid Protections In Connection With The Sale Of Substantially All Of The Assets Of The Debtors, (ii) Approving The Form And Manner Of Notices, (iii) Approving The Asset Purchase Agreement Subject To Higher And Better Offers And (iv) Setting A Sale Approval Hearing Date; And (C)(i) Approving The Sale To Qwest Communications International Inc. Free And Clear Of All Liens, Claims And Encumbrances, (ii) Authorizing The Assumption And Assignment Of Certain Executory Contracts And Unexpired Leases And (iii) Granting Related Relief (the “Bidding Procedures Motion”).   The Bidding Procedures Motion was approved at the hearing on January 9, 2004. There can be no assurance that the Bankruptcy Court will approve the sale to Qwest Communications International Inc. or any other third party at the sales hearing on February 19, 2004.

At this time, it is not possible to predict accurately the effect of the Chapter 11 reorganization process on the Company’s business, creditors or stockholders, when the Company may emerge from Chapter 11 or what the disposition will be of any claims against the Company.  The Company’s future results depend on the timely and successful confirmation and implementation of a plan of reorganization.

2.  Basis of Presentation:

The Operating Report is in a format prescribed by the applicable bankruptcy laws.  The Company cautions readers not to place undue reliance upon the information contained in the Operating Report.  The information in the Operating Report has been prepared in accordance with accounting standards generally accepted in the United States of America for interim reporting. Certain information and footnote disclosures required by accounting principles generally accepted in the United States of America have been condensed or omitted for purposes of this Operating Report. There can be no assurance that the Operating Report is complete, and the Company undertakes no obligation to update or revise this Report.  The Operating Report has not been audited or reviewed by independent accountants.

The unaudited information in the Operating Report is subject to further review and potential adjustments and is not necessarily indicative of the results that may be expected for the year ending December 31, 2003.  In addition, the Operating Report contains information for periods, which may be shorter or otherwise different from those contained in the Company’s reports pursuant to the Securities Exchange Act of 1934, as amended. Accordingly, the substance and format of the Operating Report does not allow for meaningful comparison with the Company’s regular publicly disclosed condensed consolidated financial statements. Results set forth in the Operating Report should not be viewed as indicative of future results.

The unaudited condensed consolidated financial statements contained herein have been prepared in accordance with generally accepted accounting principles applicable to a going concern, and do not purport to reflect or to provide all of the possible consequences of the ongoing Chapter 11 reorganization cases. Specifically, the unaudited condensed consolidated financial statements do not present the amount that will ultimately be paid to settle liabilities and contingencies which may be required in the Chapter 11 reorganization. The Company has not filed a plan of reorganization as of this date, but currently expects to file one in the near term. The plan of reorganization, when filed is subject to the acceptance by the required creditors and approval by the Bankruptcy Court.

Because of the ongoing nature of the reorganization cases, the outcome of which is not presently determinable, the unaudited condensed consolidated financial statements contained herein are subject to material uncertainties and may not be indicative of the results of the Company’s future operations or financial position. No assurance can be given that the Company will be successful in reorganizing its affairs within the Chapter 11 bankruptcy proceedings.

As a result of the items discussed above, there is substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon, but not limited to, formulation, approval, and confirmation of a plan of reorganization and the ability to obtain positive results of operations. The Operating Report does not include any adjustments to the recorded amounts or reflect any amounts that may be ultimately paid to settle liabilities and contingencies which may be required in the Chapter 11 reorganization or the effect of any changes, which may be made in connection with the Company’s operations resulting from a plan of reorganization.

Statement of Position 90-7.  The consolidated monthly operating report has been prepared in accordance with the provisions of the American Institute of Certified Public Accountants Statement of Position 90-7 “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code” (“SOP 90-7”). Pursuant to SOP 90-7, the Company’s pre-petition liabilities that are subject to compromise are reported separately on the balance sheet as an estimate of the amount that will ultimately be allowed by the Bankruptcy Court.

Pursuant to SOP 90-7, an objective of financial statements issued by an entity in Chapter 11 is to reflect its financial evolution during the proceeding.  For that purpose, the financial statements for periods including and subsequent to filing the Chapter 11 petition should distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business.  Certain expenses, realized gains and losses and provisions for losses not directly related to ongoing operations are reflected separately in the consolidated statement of operations as reorganization items.

Additionally, pre-petition debt that is subject to compromise must be recorded at the allowed claim amount, which generally results in the write-off of any deferred financing amounts associated with the debt.  Only certain claims relating to pre-petition debt have been allowed by the Bankruptcy Court as of the date of this Operating Report.  As a result, a majority of pre-petition debt subject to compromise is recorded at pre-petition value.

Certain pre-petition debt that is classified as subject to compromise, specifically the senior secured credit facilities, continues to accrue interest. Interest on the remaining pre-petition debt subject to compromise ceased to accrue on the Commencement Date. On December 18, 2003, the Company received final Bankruptcy Court approval for the continued use of its cash collateral under a Second Amended Final Order Authorizing Use of Cash Collateral by Consent (the “Second Amended Cash Collateral Order”). The Second Amended Cash Collateral Order among other things: (1) restricts the Company’s use of cash, (2) requires the Company to prepare and follow a budget and maintain a minimum weekly cash balance, and (3) requires the Company to provide certain financial, operational and other information to its senior lenders and the Creditors’ Committee. Under this Second Amended Cash Collateral Order, the Company is required to continue incurring and paying interest under its senior secured credit agreement.

The Company has not completed the process of reconciling its pre- and post-petition liabilities, and the amounts are subject to reclassification in future consolidated monthly operating reports.

Consolidation.  The accompanying financial statements include the accounts of Allegiance Telecom, Inc. and all of its subsidiaries. All significant intercompany balances and transactions have been eliminated.

3.  Summary of Significant Accounting Policies:

Cash and Cash Equivalents.  The Company includes as cash and cash equivalents, cash, marketable securities and money market funds with maturities of three months or less at the date of purchase.

Short-Term Investments.  Short-term investments consist primarily of investments with original maturities between three and twelve months at the date of purchase. Such short-term investments are carried at their accreted value, which approximates fair value. Short-term investments are held to maturity.

Prepaid Expenses and Other Current Assets.  Prepaid expenses and other current assets consist of prepaid services, prepaid rent, prepaid insurance and refundable deposits. Prepayments are expensed on a straight-line basis over the corresponding life of the underlying agreements.

Financial Instruments.  The carrying value of the Company’s cash, short-term investments, accounts receivable and accounts payable approximates their fair value. At December 31, 2003, the Company’s Series B 11 3/4% notes due 2008, 12 7/8% senior notes due 2008 and senior secured credit facilities were all trading at values below their carrying value. The carrying value of these debt instruments in the Company’s consolidated financial statements is significantly higher than their fair value.

Property and Equipment.  Property and equipment includes network equipment, land, leasehold improvements, software, office equipment, furniture and fixtures and construction-in-progress. These assets are stated at cost, which includes direct costs and capitalized interest and are depreciated over their respective useful lives using the straight-line method. Repair and maintenance costs are expensed as incurred.

Impairment of Long-Lived Assets.  The Company reviews the carrying values of property and equipment and intangible assets for impairment whenever current events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If impairment indicators are present, the Company analyzes the projected undiscounted cash flows associated with property and equipment and intangible assets to determine the fair value of these assets. If the assets are determined to be impaired, a loss is recorded in the amount that the carrying value of the assets exceeds their fair value.

The Company considered the bankruptcy filing on May 14, 2003 a triggering event which required that the Company’s long-lived assets to be evaluated for impairment. Based on management’s best estimate of the future cash flows of the Company, it has been determined that the undiscounted cash flows generated from the Company’s assets are sufficient to recover their current carrying value. These cash flows are based on numerous assumptions, including, among other things, the achievement of certain operating results and cost reductions.

Under accounting guidelines commonly referred to as “fresh start”, the fair value of all assets of the Company will be estimated as it emerges from bankruptcy in conformity with accounting principles generally accepted in the United States of America, specifically by Financial Accounting Standards Board in Statement of Financial Accounting Standards No. 141 “Business Combinations”. Under fresh start accounting, an enterprise value will be determined based on a plan of reorganization for the Company and will be used to determine the fair value of all the Company’s assets and liabilities. The assumptions in the plan of reorganization may vary from the assumptions used by the Company to evaluate impairment of long-lived assets, therefore the fair values assigned to the assets upon emergence may be different than the carrying values reflected in this Operating Report. As a result, an adjustment to the fair value of long-lived assets may be required.

Deferred Debt Issuance Costs.  Deferred debt issuance costs include costs incurred by the Company in raising debt proceeds. These costs were being amortized to interest expense over the life of the related debt before the Commencement Date. In accordance with SOP 90-7, the Company stopped recording interest expense on the Company’s Series B 11 3/4% notes due 2008 and 12 7/8% senior notes due 2008 as of the Commencement Date.  Accordingly, the deferred debt issuance costs related to this debt is no longer being amortized.  Under the Second Amended Cash Collateral Order, the Company is required to continue incurring and paying interest under its senior secured credit facilities.  Accordingly, the deferred debt issuance costs related to the senior secured credit facilities continue to be amortized to interest expense over the life of the debt.

Intangible Assets.  Intangible assets are included in other assets and consist primarily of acquired customer lists with definite useful lives. These intangible assets are amortized on a straight-line basis over their estimated useful lives, generally ranging from one to three years.

Restricted Investments.  Long-term restricted investments include certificates of deposit held as collateral for letters of credit issued on behalf of the Company.

Revenue Recognition.  Revenues for voice, data and other services to end users are recognized in the month in which the service is provided. Amounts invoiced and collected in advance of services provided are recorded as deferred revenue and are recognized as revenue over the period that the services are provided. Revenues for carrier interconnection, access and reciprocal compensation are recognized in the month in which the service is provided, except when realization of these revenues is not probable. The ability of competitive local exchange carriers (such as the Company) to earn local reciprocal compensation revenues and access revenues is the subject of numerous regulatory and legal challenges. Until these issues are ultimately resolved, the Company’s policy is to recognize this revenue only when realization is probable.

For customer premise equipment sales and installation contracts, revenue is recognized using the percentage-of-completion method, based on the percentage which incurred contract costs to date bear to total estimated contract costs after giving effect to the most recent estimates of total cost. Risks relating to delivery, usage, productivity and other factors are considered in the estimation process. The effect of changes to total estimated contract revenue and costs is recognized in the period such changes are determined. Provisions for estimated losses on individual contracts are made in the period in which the loss first becomes apparent.

Network Expenses.  Network expense is recognized in the month in which the service is utilized. Accruals for unbilled leased network facilities, network access charges, and equipment colocation charges are based on circuit counts, estimated usage, and active colocation sites. Additionally, accrued network expense includes charges invoiced by carriers which are probable network expenses but have not yet been paid due to rate or volume disputes with other carriers. Network expenses do not include an allocation of depreciation or amortization expense.

Stock-Based Compensation.  The Company has three stock-based compensation plans, the 1997 Nonqualified Stock Option Plan, the 1998 Stock Incentive Plan and the Employee Stock Discount Purchase Plan. The Company applies the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” and the related interpretations in accounting for the Company’s plans. Fixed stock option awards with pro-rata vesting are recognized as expense using the straight-line method over the vesting period.

Treasury Stock.  Treasury stock transactions are accounted for using the cost method.

Income Taxes.  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Segment Reporting.  The Company operates its business as a single segment, providing integrated telecommunications services. This segment includes all services offered by the Company, including local voice service, long distance service, data services, and customer premise equipment sales and maintenance services. These services have similar network operations and are sold through similar sales channels to the same targeted customer base. The Company manages these services as a single segment and prepares and reviews financial results on this single segment.

Use of Estimates in Financial Statements.  The preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. The Company continually evaluates its estimates, including those related to revenue recognition, accounts receivable, network expenses and impairment of long-lived assets. The Company bases its estimates on historical experience and on other relevant assumptions that are believed to be reasonable under the circumstances. These estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Recent Accounting Pronouncements.  In June 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” This statement addresses financial accounting and reporting for costs associated with exit or disposal activities. Adoption of this statement is required for exit or disposal activities initiated after December 31, 2002, with early application encouraged. The adoption of this statement did not have a material effect on the financial condition or results of operations of the Company.

In November 2002, the Financial Accounting Standards Board’s Emerging Issues Task Force reached a consensus on EITF Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables.” EITF Issue No. 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF Issue No. 00-21 apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of this statement did not have a material effect on the financial condition or results of operations of the Company.

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”  This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003.  The adoption of this statement did not have a material effect on the financial condition or results of operations of the Company.

4.  Insurance and Taxes:

All insurance policies, including workers’ compensation and disability insurance, and all post-petition taxes due are fully paid for the current reporting period.

5.  Notes Payable and Accrued Interest:

Notes payable and accrued interest at December 31, 2003, consisted of the following:

Series B 11 3/4% notes, face amount $445,000 due February 15, 2008; effective interest rate of 12.21%; at accreted value	$440,489
Accrued interest - Series B 11 3/4% notes	12,782
12 7/8% senior notes, face amount $205,000 due May 15, 2008; effective interest rate of 13.24%; at accreted value	202,354
Accrued interest - 12 7/8% senior notes	13,050
$668,675

6.  Other Restructuring Gains and Losses:

Other restructuring gains and losses incurred in the month ended December 31, 2003, include the settlement of certain pre-petition network contracts, the settlement of rejected real estate lease agreements, and the write down of the book value of land held for sale to its market value.

ALLEGIANCE TELECOM, INC. AND SUBSIDIARIES
(DEBTORS-IN-POSSESSION)
DETAIL OF DISBURSEMENTS BY DEBTOR ENTITY
(in thousands)

Debtor Name

Case Number

December 1 to December 31, 2003

Allegiance Telecom, Inc.	03-13057	$254
Adgrafix Corporation	03-13060	24
ALGX Business Internet, Inc.	03-13061	151
Allegiance Internet, Inc.	03-13062	5,557
Allegiance Telecom Company Worldwide	03-13064	3,227
Allegiance Telecom International, Inc.	03-13066	—
Allegiance Telecom of Arizona, Inc.	03-13067	701
Allegiance Telecom of California, Inc.	03-13069	4,089
Allegiance Telecom of Colorado, Inc.	03-13070	432
Allegiance Telecom of Florida, Inc.	03-13073	1,424
Allegiance Telecom of Georgia, Inc.	03-13074	626
Allegiance Telecom of Illinois, Inc.	03-13075	1,354
Allegiance Telecom of Indiana, Inc.	03-13076	—
Allegiance Telecom of Maryland, Inc.	03-13077	363
Allegiance Telecom of Massachusetts, Inc.	03-13078	453
Allegiance Telecom of Michigan, Inc.	03-13079	757
Allegiance Telecom of Minnesota, Inc.	03-13080	304
Allegiance Telecom of Missouri, Inc.	03-13081	724
Allegiance Telecom of Nevada, Inc.	03-13082	—
Allegiance Telecom of New Jersey, Inc.	03-13084	896
Allegiance Telecom of New York, Inc.	03-13055	2,182
Allegiance Telecom of North Carolina, Inc.	03-13085	—
Allegiance Telecom of Ohio, Inc.	03-13088	244
Allegiance Telecom of Oklahoma, Inc.	03-13090	—
Allegiance Telecom of Oregon, Inc.	03-13092	229
Allegiance Telecom of Pennsylvania, Inc.	03-13093	1,228
Allegiance Telecom of Texas, Inc.	03-13095	3,939
Allegiance Telecom of the District of Columbia, Inc.	03-13097	946
Allegiance Telecom of Virginia, Inc.	03-13098	131
Allegiance Telecom of Washington, Inc.	03-13099	613
Allegiance Telecom of Wisconsin, Inc.	03-13100	—
Allegiance Telecom Purchasing Company	03-13101	711
Allegiance Telecom Service Corporation	03-13103	28,797
Coast to Coast Telecommunications, Inc.	03-13104	171
Hosting.com, Inc.	03-13105	118
InterAccess Telecommunications Co.	03-13106	—
Jump.Net, Inc.	03-13107	3
Shared Technologies Allegiance, Inc.	03-13108	4,928
Virtualis Systems, Inc.	03-13109	4

TOTAL		$65,580